Registration No. 333-145241

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

NEURO-HITECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-4121393
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

16255 Aviation Loop Drive
Brooksville, FL 34604
(Address of Principal Executive Offices)

David Ambrose
Chief Executive Officer
16255 Aviation Loop Drive
Brooksville, FL 34604
(Name and address of agent for service)

(352) 754-8587
(Telephone number, including area code, of agent for service)

Copy to:

Jeffrey E. Jordan, Esq.
Arent Fox LLP
1050 Connecticut Avenue, N.W.
Washington, DC 20036-5339
(202) 857-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated file,” “accelerated filer and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Neuro-Hitech, Inc. (the “Company”) is filing with the Securities and Exchange Commission (the “SEC”) this Post-Effective Amendment No. 1 in connection with the Form S-8 Registration Statement No. 333-145241, filed with the SEC on August 8, 2007 (the “Registration Statement”), pursuant to which the Company registered 2,750,000 shares of common stock, par value $0.001 per share, for issuance under the 2006 Incentive Stock Plan and 2006 Non-Employee Directors Stock Option Plan.  This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 1st day of July 2009.

NEURO-HITECH, INC.

By:	/s/ David Barrett
David Barrett
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ David Ambrose
David Ambrose	President, Chief Executive Officer and Director	July 1, 2009

/s/ David Barrett
David Barrett	Chief Financial Officer	July 1, 2009

/s/ John Abernathy*
John Abernathy	Director	July 1, 2009

/s/ Mark Auerbach*
Mark Auerbach	Director	July 1, 2009

/s/ David Dantzker*
David Dantzker	Director	July 1, 2009

Gary Dutton	Director

Kevin Esval	Director

/s/ Reuben Seltzer*
Reuben Seltzer	Director	July 1, 2009

* Signed pursuant to power of attorney previously filed

By: /s/ David Barrett		July 1, 2009
David Barrett